Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Notes offered hereby	$16,790,000.00	100.00%	$16,790,000.00	$936.88(1)

(1)	The filing fee is calculated in accordance with Rule 457(r) under the Securities Act. There are unused registration fees of $9,869.14 that have been paid in respect of securities offered from Eksportfinans ASA’s Registration Statement No. 333-140456, of which this pricing supplement is a part. After giving effect to the $936.88 registration fee for this offering, $8,932.26 remains available for future offerings. No additional registration fee has been paid with respect to this offering.

PRICING SUPPLEMENT NO. 426 dated August 17, 2009	Filed pursuant to Rule 424(b)(3)
To Prospectus Supplement and Prospectus dated February 5, 2007 and	Registration Statement No. 333-140456
Product Supplement No. 2 dated September 7, 2007
Relating to the Eksportfinans ASA U.S. Medium-Term Note Program

EKSPORTFINANS ASA

Reverse Exchangeable Securities with Contingent Downside Protection

$5,467,000.00 17.00% Enhanced Yield Securities linked to the common stock of Alcoa Inc. due February 25, 2010

$5,857,000.00 14.00% Enhanced Yield Securities linked to the common stock of General Electric Company due February 25, 2010

$2,410,000.00 11.00% Enhanced Yield Securities linked to the common stock of JPMorgan Chase & Co. due February 25, 2010

$3,056,000.00 9.50% Enhanced Yield Securities linked to the common stock of Schlumberger Limited due February 25, 2010

Offering Information

Offerings:

This pricing supplement relates to four separate offerings of securities, each of which is linked to one, and only one, Underlying Stock. You may participate in any or all of the security offerings. This terms supplement does not, however, allow you to purchase a security linked to a basket of more than one or all of the Underlying Stocks described below.

Issuer: Underlying Stock:	Eksportfinans ASA The Underlying Stock for each security offering will be the common stock of the issuers as set forth in the table below:

	Underlying Stock (for each of the		Relevant	Ticker
	security offerings)	CUSIP No.	Exchange	Symbol

	Alcoa Inc.	013817101	NYSE	AA
	General Electric Company	369604103	NYSE	GE
	JPMorgan Chase & Co.	46625H100	NYSE	JPM
	Schlumberger Limited	806857108	NYSE	SLB

Agent:	Wells Fargo Securities, LLC

Principal Amount per security:	$1,000.00

Issue Price per security:	100.00%

Maturity Date:	Securities linked to Alcoa Inc.		February 25, 2010
	Securities linked to General Electric Company		February 25, 2010
	Securities linked to JPMorgan Chase & Co.		February 25, 2010
	Securities linked to Schlumberger Limited		February 25, 2010

Valuation Date: (as further	Securities linked to Alcoa Inc.		February 18, 2010
described in product supplement	Securities linked to General Electric Company		February 18, 2010
no. 2)	Securities linked to JPMorgan Chase & Co.		February 18, 2010
	Securities linked to Schlumberger Limited		February 18, 2010

Interest:	Securities linked to Alcoa Inc., 17.00% per annum payable monthly.

	Securities linked to General Electric Company, 14.00% per annum payable monthly.

	Securities linked to JPMorgan Chase & Co., 11.00% per annum payable monthly.

	Securities linked to Schlumberger Limited, 9.50% per annum payable monthly.

Interest Payment Dates:	Securities linked to Alcoa Inc.	25th of each month, starting September 25, 2009
	Securities linked to General Electric Company	25th of each month, starting September 25, 2009
	Securities linked to JPMorgan Chase & Co.	25th of each month, starting September 25, 2009
	Securities linked to Schlumberger Limited	25th of each month, starting September 25, 2009

Initial Stock Price:	Securities linked to Alcoa Inc.	$12.41
	Securities linked to General Electric Company	$13.36
	Securities linked to JPMorgan Chase & Co.	$40.73
	Securities linked to Schlumberger Limited	$51.30

Knock-in Price:

Securities linked to Alcoa Inc.:
$8.687, the price that is 30.00% below the initial stock price.

Securities linked to General Electric Company:
$10.02, the price that is 25.00% below the initial stock price.

Securities linked to JPMorgan Chase & Co.:
$30.548, the price that is 25.00% below the initial stock price.

Securities linked to Schlumberger Limited:
$35.91, the price that is 30.00% below the initial stock price.

Share Amount:	Securities linked to Alcoa Inc.		80.5802
	Securities linked to General Electric Company		74.8503
	Securities linked to JPMorgan Chase & Co.		24.5519
	Securities linked to Schlumberger Limited		19.4932

Exchange Listing:	None

Trade Date:	August 17, 2009

Expected Original Issue Date:	August 20, 2009

CUSIP Number:			CUSIP No.
	Securities linked to Alcoa Inc.		282645RC6
	Securities linked to General Electric Company		282645RD4
	Securities linked to JPMorgan Chase & Co.		282645RE2
	Securities linked to Schlumberger Limited		282645RF9

Securities linked to Alcoa Inc		Per Security	Total
Public Offering Price		$1,000.00	$5,467,000.00
Underwriting Discount and Commission		$ 12.50	$ 68,337.50
Proceeds to Eksportfinans ASA		$ 987.50	$5,398,662.50

Securities linked to General Electric Company		Per Security	Total
Public Offering Price		$1,000.00	$5,857,000.00
Underwriting Discount and Commission		$ 12.50	$ 73,212.50
Proceeds to Eksportfinans ASA		$ 987.50	$5,783,787.50

Securities linked to JPMorgan Chase & Co		Per Security	Total
Public Offering Price		$1,000.00	$ 2,410,000.00
Underwriting Discount and Commission		$ 12.50	$ 30,125.00
Proceeds to Eksportfinans ASA		$ 987.50	$ 2,379,875.00

Securities linked to Schlumberger Limited		Per Security	Total
Public Offering Price		$ 1,000.00	$3,056,000.00
Underwriting Discount and Commission		$ 12.50	$ 38,200.00
Proceeds to Eksportfinans ASA		$ 987.50	$3,017,800.00

Additional terms specific to the securities

     You should read this pricing supplement together with the prospectus dated February 5, 2007, as supplemented by the prospectus supplement dated February 5, 2007 relating to our medium-term notes of which these securities are a part, and the more detailed information contained in product supplement no. 2 dated September 7, 2007. This pricing supplement, together with these documents, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk factors” in the accompanying product supplement no. 2 and the accompanying prospectus supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

     You may access these documents on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site):

     http://www.sec.gov/Archives/edgar/data/700978/000095012307012382/u53557e424b2.htm

     Our Central Index Key, or CIK, on the SEC Web site is 700978. As used in this terms supplement, the “Company,” “we,” “us,” or “our” refers to Eksportfinans ASA.

Selected risk considerations

     An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Underlying Stocks. These risks are explained in more detail in the “Risk factors” sections of the accompanying product supplement no. 2 dated September 7, 2007 and the accompanying prospectus supplement.

     No guaranteed return of principal. With an investment in the securities, you bear the risk of losing some or all of the value of your principal if a knock-in event occurs during the term of the securities and the final stock price is less than the initial stock price. Under these circumstances, at maturity, for each security you hold, the maturity payment amount that you will receive will be shares of the applicable Underlying Stock, which represents the number of shares of the applicable Underlying Stock equal to the share amount multiplied by the share multiplier. In these circumstances, you will lose some or all of the value of the principal amount of your securities and receive shares of the applicable Underlying Stock instead of a cash payment.

     Yield may be lower. The yield that you will receive on your securities, which could be negative, may be less than the return you could earn on other investments. Even if your yield is positive, your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security with the same maturity date.

     Relationship to the Underlying Stocks. You will have no rights against any of the Underlying Stock Issuers even though the market value of the securities and the amount you will receive at maturity depend on the performance of the applicable Underlying Stock. The Underlying Stock Issuers are not involved in the offering of the securities and have no obligations relating to the securities. In addition, you will not receive any dividend payments or other distributions on any of the Underlying Stocks, and as a holder of the securities, you will not have voting rights or any other rights that holders of the Underlying Stocks may have.

     No active trading market. The securities will not be listed or displayed on any securities exchange, the Nasdaq National Market or any electronic communications network. There can be no assurance that a liquid trading market will develop for the securities. The development of a trading market for the securities will depend on our financial performance and other factors such as the market price of any of the Underlying Stocks. Even if a secondary market for the securities develops, it may not provide significant liquidity and transaction costs in any secondary market could be high.

     Potential conflicts of interest. Wells Fargo Securities, LLC or its affiliates may presently or from time to time engage in business that may adversely affect the price of the securities, including hedging activities. In addition, the inclusion of commissions and projected profits from hedging in the original issue price is likely to adversely affect secondary market prices. In the course of business, Wells Fargo Securities, LLC or its affiliates may acquire non-public information relating to any of the Underlying Stock Issuers and, in addition, one or more affiliates of Wells Fargo Securities, LLC may publish research reports about any of the Underlying Stock Issuers. Neither we nor Wells Fargo Securities, LLC make any representation to any purchasers of the securities regarding any matters whatsoever relating to any of the Underlying Stock Issuers.

Hypothetical returns

     The following table illustrates the hypothetical maturity payment amount and corresponding hypothetical return at maturity per security (in each case, including interest payments), for a range of hypothetical final stock prices and the corresponding hypothetical price return of each of the Underlying Stocks and whether or not a knock-in event has occurred.

     The tables below assume no market disruption event, antidilution adjustments or settlement disruption event occurs. Also, the hypothetical rates of return shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to the securities, tax liabilities could affect the after-tax rate of return on the securities to a comparatively greater extent than the after-tax return on each of the Underlying Stocks.

Securities linked to Alcoa Inc.

     The examples are based on the following terms:

  an initial stock price of $12.41;

  a knock-in price of $8.687;

  an interest rate of 17.00%; and

  an investment term of 185 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this pricing supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$6.21	-50.00%	-41.26%	$587.36	-	-
$6.83	-45.00%	-36.26%	$637.36	-	-
$7.45	-40.00%	-31.26%	$687.36	-	-
$8.07	-35.00%	-26.26%	$737.36	-	-
$8.687(2)	-30.00%	-21.26%	$787.36	-	-
$9.31	-25.00%	-16.26%	$837.36	8.74%	$1,087.36
$9.93	-20.00%	-11.26%	$887.36	8.74%	$1,087.36
$10.55	-15.00%	-6.26%	$937.36	8.74%	$1,087.36
$11.17	-10.00%	-1.26%	$987.36	8.74%	$1,087.36
$11.79	-5.00%	3.74%	$1,037.36	8.74%	$1,087.36
$12.41(3)	0.00%	8.74%	$1,087.36	8.74%	$1,087.36
$13.03	5.00%	8.74%	$1,087.36	8.74%	$1,087.36
$13.65	10.00%	8.74%	$1,087.36	8.74%	$1,087.36
$14.27	15.00%	8.74%	$1,087.36	8.74%	$1,087.36
$14.89	20.00%	8.74%	$1,087.36	8.74%	$1,087.36
$15.51	25.00%	8.74%	$1,087.36	8.74%	$1,087.36
$16.13	30.00%	8.74%	$1,087.36	8.74%	$1,087.36
$16.75	35.00%	8.74%	$1,087.36	8.74%	$1,087.36
$17.37	40.00%	8.74%	$1,087.36	8.74%	$1,087.36
$17.99	45.00%	8.74%	$1,087.36	8.74%	$1,087.36
$18.62	50.00%	8.74%	$1,087.36	8.74%	$1,087.36

(1)	The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a 185-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.

(2)	This is the knock-in price.

(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 17.00% Enhanced Yield Securities vs. Alcoa Inc.*

* Based on an interest rate of 17.00% per annum and a 185-day term.

Securities linked to General Electric Company

     The examples are based on the following terms:

  an initial stock price of $13.36;

  a knock-in price of $10.02;

  an interest rate of 14.00%; and

  an investment term of 185 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this terms supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$6.68	-50.00%	-42.81%	$571.94	-	-
$7.35	-45.00%	-37.81%	$621.94	-	-
$8.02	-40.00%	-32.81%	$671.94	-	-
$8.68	-35.00%	-27.81%	$721.94	-	-
$9.35	-30.00%	-22.81%	$771.94	-	-
$10.02(2)	-25.00%	-17.81%	$821.94	-	-
$10.69	-20.00%	-12.81%	$871.94	7.19%	$1,071.94
$11.36	-15.00%	-7.81%	$921.94	7.19%	$1,071.94
$12.02	-10.00%	-2.81%	$971.94	7.19%	$1,071.94
$12.69	-5.00%	2.19%	$1,021.94	7.19%	$1,071.94
$13.36(3)	0.00%	7.19%	$1,071.94	7.19%	$1,071.94
$14.03	5.00%	7.19%	$1,071.94	7.19%	$1,071.94
$14.70	10.00%	7.19%	$1,071.94	7.19%	$1,071.94
$15.36	15.00%	7.19%	$1,071.94	7.19%	$1,071.94
$16.03	20.00%	7.19%	$1,071.94	7.19%	$1,071.94
$16.70	25.00%	7.19%	$1,071.94	7.19%	$1,071.94
$17.37	30.00%	7.19%	$1,071.94	7.19%	$1,071.94
$18.04	35.00%	7.19%	$1,071.94	7.19%	$1,071.94
$18.70	40.00%	7.19%	$1,071.94	7.19%	$1,071.94
$19.37	45.00%	7.19%	$1,071.94	7.19%	$1,071.94
$20.04	50.00%	7.19%	$1,071.94	7.19%	$1,071.94

(1)	The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a 185-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.

(2)	This is the knock-in price.

(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 14.00 % Enhanced Yield Securities vs. General Electric Company *

* Based on an interest rate of 14.00% per annum and a 185-day term.

Securities linked to JPMorgan Chase & Co.

     The examples are based on the following terms:

  an initial stock price of $40.73;

  a knock-in price of $30.548;

  an interest rate of 11.00%; and

  an investment term of 185 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this terms supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$20.37	-50.00%	-44.35%	$556.53	-	-
$22.40	-45.00%	-39.35%	$606.53	-	-
$24.44	-40.00%	-34.35%	$656.53	-	-
$26.47	-35.00%	-29.35%	$706.53	-	-
$28.51	-30.00%	-24.35%	$756.53	-	-
$30.548(2)	-25.00%	-19.35%	$806.53	-	-
$32.58	-20.00%	-14.35%	$856.53	5.65%	$1,056.53
$34.62	-15.00%	-9.35%	$906.53	5.65%	$1,056.53
$36.66	-10.00%	-4.35%	$956.53	5.65%	$1,056.53
$38.69	-5.00%	0.65%	$1,006.53	5.65%	$1,056.53
$40.73(3)	0.00%	5.65%	$1,056.53	5.65%	$1,056.53
$42.77	5.00%	5.65%	$1,056.53	5.65%	$1,056.53
$44.80	10.00%	5.65%	$1,056.53	5.65%	$1,056.53
$46.84	15.00%	5.65%	$1,056.53	5.65%	$1,056.53
$48.88	20.00%	5.65%	$1,056.53	5.65%	$1,056.53
$50.91	25.00%	5.65%	$1,056.53	5.65%	$1,056.53
$52.95	30.00%	5.65%	$1,056.53	5.65%	$1,056.53
$54.99	35.00%	5.65%	$1,056.53	5.65%	$1,056.53
$57.02	40.00%	5.65%	$1,056.53	5.65%	$1,056.53
$59.06	45.00%	5.65%	$1,056.53	5.65%	$1,056.53
$61.10	50.00%	5.65%	$1,056.53	5.65%	$1,056.53

(1)	The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a 185-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.

(2)	This is the knock-in price.

(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 11.00% Enhanced Yield Securities vs. JPMorgan Chase & Co. *

* Based on an interest rate of 11.00% per annum and a 185-day term.

Securities linked to Schlumberger Limited

     The examples are based on the following terms:

  an initial stock price of $51.30;

  a knock-in price of $35.91;

  an interest rate of 9.50%; and

  an investment term of 185 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this terms supplement.

			A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price		Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$25.65		-50.00%	-45.12%	$548.82	-	-
$28.22		-45.00%	-40.12%	$598.82	-	-
$30.78		-40.00%	-35.12%	$648.82	-	-
$33.35		-35.00%	-30.12%	$698.82	-	-
$35.91	(2)	-30.00%	-25.12%	$748.82	-	-
$38.48		-25.00%	-20.12%	$798.82	4.88%	$1,048.82
$41.04		-20.00%	-15.12%	$848.82	4.88%	$1,048.82
$43.61		-15.00%	-10.12%	$898.82	4.88%	$1,048.82
$46.17		-10.00%	-5.12%	$948.82	4.88%	$1,048.82
$48.74		-5.00%	-0.12%	$998.82	4.88%	$1,048.82
$51.30	(3)	0.00%	4.88%	$1,048.82	4.88%	$1,048.82
$53.87		5.00%	4.88%	$1,048.82	4.88%	$1,048.82
$56.43		10.00%	4.88%	$1,048.82	4.88%	$1,048.82
$59.00		15.00%	4.88%	$1,048.82	4.88%	$1,048.82
$61.56		20.00%	4.88%	$1,048.82	4.88%	$1,048.82
$64.13		25.00%	4.88%	$1,048.82	4.88%	$1,048.82
$66.69		30.00%	4.88%	$1,048.82	4.88%	$1,048.82
$69.26		35.00%	4.88%	$1,048.82	4.88%	$1,048.82
$71.82		40.00%	4.88%	$1,048.82	4.88%	$1,048.82
$74.39		45.00%	4.88%	$1,048.82	4.88%	$1,048.82
$76.95		50.00%	4.88%	$1,048.82	4.88%	$1,048.82

(1)	The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a185-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.

(2)	This is the knock-in price.

(3)	This is the initial stock price.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of 9.50% Enhanced Yield Securities vs. Schlumberger Limited *

* Based on an interest rate of 9.50% per annum and a 185-day term.

The Underlying Stocks

The Underlying Stock Issuers

     Provided below is a brief description of the Underlying Stock Issuers obtained from publicly available information published by the Underlying Stock Issuers. Neither we nor Wells Fargo Securities, LLC make any representation to any purchasers of the securities regarding any matters whatsoever relating to the Underlying Stock Issuers. Any prospective purchaser of the securities should undertake an independent investigation of the Underlying Stock Issuers as in its judgment is appropriate to make an informed decision regarding an investment in the securities.

     Each of the Underlying Stocks is registered under the U.S. Securities Exchange Act of 1934, as amended (the Exchange Act). Companies with securities registered under the Exchange Act are required to file periodically financial and other information specified by the SEC. Information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates. In addition, information filed by each of the Underlying Stock Issuers with the SEC electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov.

     According to its publicly available documents, Alcoa Inc. is the world leader in the production and management of primary aluminum, fabricated aluminum, and alumina combined, through its active and growing participation in all major aspects of the industry: technology, mining, refining, smelting, fabricating, and recycling. Information filed with the SEC by Alcoa Inc. under the Exchange Act can be located by reference to SEC file number 001-03610.

     According to its publicly available documents, General Electric Company is one of the largest and most diversified technology, media, and financial services corporations in the world. With products and services ranging from aircraft engines, power generation, water processing, and security technology to medical imaging, business and consumer financing, media content and industrial products, they serve customers in more than 100 countries and employ more than 300,000 people worldwide. Information filed with the SEC by General Electric Company under the Exchange Act can be located by reference to SEC file number 001-00035.

     According to its publicly available documents, JPMorgan Chase & Co. is a financial holding company. JPMorgan Chase & Co.'s principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 23 states, and Chase Bank USA, National Association, a national bank that is the JPMorgan Chase & Co.'s credit card issuing bank. JPMorgan Chase & Co.'s principal nonbanking subsidiary is J.P. Morgan Securities Inc., its United States investment banking firm. The bank and non-bank subsidiaries of JPMorgan Chase & Co. operate nationally, as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks. Information filed with the SEC by JPMorgan Chase & Co. under the Exchange Act can be located by reference to SEC file number 001-05805.

     According to its publicly available documents, Schlumberger Limited is an oilfield services company, supplying technology, project management and information solutions intended to optimize performance in the oil and gas industry. Schlumberger Limited consists of two business segments: Schlumberger Oilfield Services, a provider of technology, project management and information solutions to the international oil and gas exploration and production industry, and WesternGeco, a seismic company providing comprehensive reservoir imaging, monitoring, and development services. Information filed with the SEC by Schlumberger Limited under the Exchange Act can be located by reference to SEC file number 001-04601.

Historical Data

     Each of the Underlying Stocks is listed on the Relevant Exchange under its respective symbol described above. The following table sets forth the high intra-day, low intra-day and quarter-end closing prices for each of the Underlying Stocks for the four calendar quarters in each of 2004, 2005, 2006, 2007, 2008, the first two quarters of 2009 and the period from July 1, 2009 to August 17, 2009. For each of the Underlying Stocks, the historical prices listed below were obtained from Bloomberg Financial Markets without independent verification. These historical prices should not be taken as an indication of future performance, and no assurance can be given that the price of either of the Underlying Stocks will not decrease such that you would receive less than the principal amount of your securities at maturity.

     Any historical upward or downward trend in the price of any of the Underlying Stocks during any period shown below is not an indication that the price of that Underlying Stock is more or less likely to increase or decrease at any time during the term of the securities. You should not take the historical performance levels as an indication of future performance of any of the Underlying Stocks. We cannot assure you that the future performance of any of the Underlying Stocks will result in your receiving the principal amount of your securities on the maturity date. The actual performance of each of the Underlying Stocks over the life of the securities may bear little relation to the historical levels shown below.

Alcoa Inc.

				Quarter-End
Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Closing Price
1/1/2004	3/31/2004	39.20	32.63	34.69
4/1/2004	6/30/2004	36.56	28.53	33.03
7/1/2004	9/30/2004	33.68	29.51	33.59
10/1/2004	12/31/2004	34.98	30.65	31.42
1/1/2005	3/31/2005	32.29	28.30	30.39
4/1/2005	6/30/2005	31.79	25.92	26.13
7/1/2005	9/30/2005	29.98	23.99	24.42
10/1/2005	12/31/2005	29.84	22.29	29.57
1/1/2006	3/31/2006	32.19	28.39	30.56
4/1/2006	6/30/2006	36.96	28.55	32.36
7/1/2006	9/30/2006	34.00	26.60	28.04
10/1/2006	12/31/2006	31.30	26.39	30.01
1/1/2007	3/31/2007	36.05	28.09	33.90
4/1/2007	6/30/2007	42.90	33.63	40.53
7/1/2007	9/30/2007	48.77	30.25	39.12
10/1/2007	12/31/2007	40.70	33.22	36.55
1/1/2008	3/31/2008	39.67	26.69	36.06
4/1/2008	6/30/2008	44.76	33.65	35.62
7/1/2008	9/30/2008	35.66	21.03	22.58
10/1/2008	12/31/2008	22.30	6.82	11.26
1/1/2009	3/31/2009	12.44	4.98	7.34
4/1/2009	6/30/2009	12.38	7.04	10.33
7/1/2009	8/17/2009	13.88	8.96	12.41

General Electric Company

				Quarter-End
Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Closing Price
1/1/2004	3/31/2004	34.56	28.88	30.52
4/1/2004	6/30/2004	33.49	29.55	32.40
7/1/2004	9/30/2004	34.53	31.43	33.58
10/1/2004	12/31/2004	37.72	32.66	36.50
1/1/2005	3/31/2005	36.88	34.97	36.06
4/1/2005	6/30/2005	37.34	34.15	34.65
7/1/2005	9/30/2005	35.78	32.85	33.67
10/1/2005	12/31/2005	36.33	32.67	35.05
1/1/2006	3/31/2006	35.55	32.22	34.78
4/1/2006	6/30/2006	35.24	32.78	32.96
7/1/2006	9/30/2006	35.65	32.06	35.30
10/1/2006	12/31/2006	38.49	34.62	37.21
1/1/2007	3/31/2007	38.28	33.90	35.36
4/1/2007	6/30/2007	39.77	34.55	38.28
7/1/2007	9/30/2007	42.07	36.20	41.40
10/1/2007	12/31/2007	42.15	36.07	37.07
1/1/2008	3/31/2008	37.74	31.65	37.01
4/1/2008	6/30/2008	38.52	26.16	26.69
7/1/2008	9/30/2008	30.39	22.19	25.50
10/1/2008	12/31/2008	25.75	12.58	16.20
1/1/2009	3/31/2009	17.22	5.87	10.11
4/1/2009	6/30/2009	14.55	9.80	11.72
7/1/2009	8/17/2009	14.88	10.50	13.36

JPMorgan Chase & Co.

				Quarter-End
Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Closing Price
1/1/2004	3/31/2004	43.84	36.31	41.95
4/1/2004	6/30/2004	42.56	34.62	38.77
7/1/2004	9/30/2004	40.25	35.50	39.73
10/1/2004	12/31/2004	40.45	36.35	39.01
1/1/2005	3/31/2005	39.65	34.35	34.60
4/1/2005	6/30/2005	36.49	33.36	35.32
7/1/2005	9/30/2005	35.95	33.32	33.93
10/1/2005	12/31/2005	40.56	32.98	39.69
1/1/2006	3/31/2006	42.42	37.88	41.64
4/1/2006	6/30/2006	46.80	39.34	42.00
7/1/2006	9/30/2006	47.49	40.40	46.96
10/1/2006	12/31/2006	49.00	45.51	48.30
1/1/2007	3/31/2007	51.95	45.91	48.38
4/1/2007	6/30/2007	53.25	47.70	48.45
7/1/2007	9/30/2007	50.48	42.18	45.82
10/1/2007	12/31/2007	48.02	40.15	43.65
1/1/2008	3/31/2008	49.28	36.02	42.95
4/1/2008	6/30/2008	49.75	33.96	34.31
7/1/2008	9/30/2008	48.35	29.25	46.70
10/1/2008	12/31/2008	50.5	19.69	31.53
1/1/2009	3/31/2009	31.64	14.96	26.58
4/1/2009	6/30/2009	38.94	25.32	34.11
7/1/2009	8/17/2009	43.22	31.59	40.73

Schlumberger Limited

				Quarter-End
Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Closing Price
1/1/2004	3/31/2004	33.38	26.27	31.93
4/1/2004	6/30/2004	32.35	27.38	31.76
7/1/2004	9/30/2004	33.93	29.33	33.66
10/1/2004	12/31/2004	34.94	30.51	33.48
1/1/2005	3/31/2005	39.16	31.58	35.24
4/1/2005	6/30/2005	39.23	32.31	37.97
7/1/2005	9/30/2005	43.90	37.43	42.19
10/1/2005	12/31/2005	51.49	38.66	48.58
1/1/2006	3/31/2006	65.87	49.20	63.29
4/1/2006	6/30/2006	73.87	54.12	65.11
7/1/2006	9/30/2006	68.54	54.24	62.03
10/1/2006	12/31/2006	69.30	56.85	63.16
1/1/2007	3/31/2007	71.17	56.31	69.10
4/1/2007	6/30/2007	89.20	68.25	84.94
7/1/2007	9/30/2007	108.47	81.30	105.00
10/1/2007	12/31/2007	113.86	87.42	98.37
1/1/2008	3/31/2008	102.71	72.30	87.00
4/1/2008	6/30/2008	110.11	85.75	107.43
7/1/2008	9/30/2008	111.91	73.53	78.09
10/1/2008	12/31/2008	78.00	37.24	42.33
1/1/2009	3/31/2009	49.25	35.05	40.62
4/1/2009	6/30/2009	63.78	39.13	54.11
7/1/2009	8/17/2009	58.18	48.13	51.30

Supplemental information regarding taxation in the United States

     The amount of the stated interest rate on the note that constitutes interest on the Deposit (as defined in the accompanying product supplement no. 2), and the amount that constitutes Put Premium (as defined in the accompanying product supplement no. 2) are set forth in the table below.

	Deposit	Put Premium
Securities linked to Alcoa Inc.	0.451%	16.549%
Securities linked to General Electric Company	0.451%	13.549%
Securities linked to JPMorgan Chase & Co.	0.451%	10.549%
Securities linked to Schlumberger Limited	0.451%	9.049%

     In addition to potential alternative treatments under current tax law, it is also possible that the tax law may be changed by legislative or regulatory action, possibly with retroactive effect. However, it is not possible to predict whether or when such action will occur and the effect of such potential changes is uncertain.

     Please refer to “Taxation in the United States” beginning on page PS-29 of the accompanying product supplement no. 2.

Supplemental plan of distribution

     The securities are being purchased by Wells Fargo Securities, LLC (the agent) as principal, pursuant to terms agreements dated as of August 17, 2009 between the agent and us. The agent has agreed to pay our out-of-pocket expenses in connection with the issuance of the securities.

     See “Supplemental plan of distribution” beginning on page PS-32 of the accompanying product supplement no. 2.